UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 24, 2006

Aegis Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14315	75-2050538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Bent Branch Drive, Irving, Texas 75063

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(972) 868-0225

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement.

On March 16, 2006, Aegis Communications Group, Inc. (“Aegis”) received an email communication from NationsHealth, Inc. (“NationsHealth”) expressing NationsHealth’s interest in ceasing operations at Aegis’s Port St. Lucie, Florida call center effective March 17, 2006. Those operations were being provided pursuant to a Master Lease Agreement, dated November 1, 2005, between Aegis and NationsHealth. The material terms and conditions of the Master Lease were previously disclosed in Item 1.01 of Aegis’s Form 8-K, filed on November 7, 2005 and are herein incorporated by reference. When combined with an earlier termination for convenience of services to NationsHealth at Aegis’s New York City call center, the cessation of operations in Port St. Lucie will result in a termination of the Master Lease. Aegis believes that, under the Master Lease, it would be entitled to 70 days written notice prior to termination in this situation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2006	Aegis Communications Group, Inc.

	By:	/s/ Kannan Ramasamy
		Name:	Kannan Ramasamy
		Title:	President and Chief Executive Officer

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